UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
Registration Statement
under
The Securities Act of 1933, as amended.

ACTIONVIEW INTERNATIONAL, INC.
(Exact name of registrant as specified in charter.)

NEVADA	87-0542172
(State of other jurisdiction or organization)	(I.R.S. Employer of incorporation Identification Number)

Suite 103 – 221 East 10th Avenue
Vancouver, British Columbia
V5T 4V1
Canada
Tel: (604) 878-0200
Toll Free: 1-866-878-0200
Fax: (604) 879-8224
(Address and telephone of executive offices, including zip code.)

Corporate Service Center, Inc.
350 S. Center Street, Ste. 500
Reno, NV 89502
800-638-2320
775-329-0852 (Fax)
(Name, address and telephone of agent for service)

Copies of all communications, including all communications sent to the agent for service, should be sent to:

Parsons Law Firm
2070 Skyline Tower
10900 NE 4th Street
Bellevue, WA 98004
(425) 451-8036
(425) 451-8568 (fax)

In addition, pursuant to rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Aggregate Proposed Maximum Offering Price per Unit/Share	Proposed Maximum Aggregate Offering Price [1][2]	Amount of Registration Fee [1][2]
Common Shares, no par value, issuable upon exercise of stock options by Grantees	3,000,000	$0.08	$240,000	$25.68
Totals	3,000,000	$0.08	$240,000	$25.68

               [1] Based upon the mean between the closing bid and ask prices for common shares on January 9, 2006 in accordance with Rule 457(c).
               [2] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”) based upon the price of the options as set by the Board of Directors.

THE CONTENTS OF THE REGISTRANT'S REGISTRATION STATEMENT ON FORM S-8, FILED JANUARY 24, 2005, SEC FILE NO. 333-122245, ARE HEREBY INCORPORATED BY THIS REFERENCE

REGISTRANT IS REGISTERING AN ADDITIONAL 3,000,000 SHARES UNDER ITS 2005 RETAINER STOCK PLAN AS FILED UNDER FORM S-8 REFERENCED ABOVE.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement thereto to be signed on its behalf by the undersigned, thereunto duly authorized on the 13th day of January, 2006.

ACTIONVIEW INTERNATIONAL, INC.

By:	/s/ Christopher J. Stringer

Christopher Stringer, President and Director

By:	/s/ Rick Mari

Rick Mari, Chief Executive Officer, Secretary, Treasurer and Director